                                                                      EXHIBIT 11


Item 14
Exhibit 11

                           MTL INC. AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                Year ended December 31,

                         1993            1994            1995            1996            1997
                         ----            ----            ----            ----            ----
                                      (dollars in thousands, except per share data)
Diluted:
 Weighted average
  Shares out-
  Standing               1,640,429       3,181,457       4,516,153       4,520,917       4,536,097
 Net effect of
  dilutive secur-
  ities, based on
  treasury stock
  and if-converted
  methods                1,833,405         852,217          26,556          79,350         175,204
                         ---------      ----------      ----------      ----------      ----------

Total shares used
 In computation          3,473,834       4,033,674       4,542,709       4,600,267       4,711,301
                         =========       =========       =========       =========      ==========


 Net income from
  Continuing
  operations
  attributable to
  common stock-
  holders                3,688,346       5,982,140       7,801,658       8,836,707      10,483,363
 Adjustments             1,298,791         513,830               0               0
                         ---------      ----------      ----------      ----------      ----------

Total used in
 computation             4,987,137       6,495,970       7,801,658       8,836,707      10,483,363
                         =========       =========       =========       =========      ==========

 Net income from
  Continuing
  operations per
  common and
  common equiv-
  alent share                 1.44            1.61            1.72            1.92            2.23
                         =========       =========       =========       =========      ==========
